EXHIBIT 11

                                ROSS STORES, INC.
                    ________________________________________

                STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                (Amounts in thousands, except per share amounts)


                                                      Three Months Ended
                                             August 3, 1996         July 29, 1995

                                                          Fully                  Fully
                                            Primary     Diluted    Primary     Diluted

Net earnings                                 18,649      18,649     10,336      10,336
                                              =====       =====     ======       =====

Weighted average shares outstanding:
Common shares                                25,297      25,297     24,566      24,566

Common equivalent shares:
Stock options                                   632         633        120         160
                                                ___        ____       ____       _____

Weighted average common and common
equivalent shares outstanding                25,929      25,930     24,686      24,726
                                              =====       =====      =====       =====

Earnings per common and common                 $.72        $.72       $.42        $.42
equivalent share
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
                                                       Six Months Ended
                                             August 3, 1996         July 29, 1995

                                                          Fully                  Fully
                                            Primary     Diluted    Primary     Diluted

Net earnings                                 32,584      32,584     14,203      14,203
                                             ======      ======     ======      ======

Weighted average shares outstanding:
Common shares                                25,163      25,163     24,550      24,550

Common equivalent shares:
Stock options                                   643         652        120         159
                                                ___         ___        ___         ___

Weighted average common and common
equivalent shares outstanding                25,806      25,815     24,670      24,709
                                             ======      ======     ======      ======

Earnings per common and common
equivalent share                              $1.26       $1.26       $.58        $.57
                                              =====       =====       ====        ====
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